SCAN-OPTICS, INC
[GRAPHIC OMMITTED]

                              For Immediate Release

      Contact:Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
            Susan Lucek, (860) 645-7878/email: slucek@scanoptics.com

                  Scan-Optics Announces Second Quarter Results


         Manchester, CT - August 17, 2004 - Scan-Optics, Inc. (OTC BB: SOCR), a leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses, today announced financial results for the second quarter of 2004.

         For the second quarter ended June 30, 2004, total revenues were $6.9 million, compared to $8.1 million in the 2003 second quarter. The Company reported a net loss for the quarter of $1.6 million, or $.23 per diluted share, compared to net income of $.2 million, or .03 per diluted share, for the second quarter of 2003.

         For the six months ended June 30, 2004, total revenues were $14.2 million, with a net loss of $2.3 million, or $.33 per diluted share, compared to revenues of $16.2 million and net income of $.4 million, or $.05 per diluted share, in the first six months of 2003.

         In discussing the results, James C. Mavel, Chairman, Chief Executive Officer and President of Scan-Optics, stated, "Although our financial results for the second quarter were significantly adversely affected by one-time events, including the settlement of some long outstanding litigation, and the Company's transition to the marketing and production of our new SO Series image-scanning platform, we did have some encouraging successes in the form of new business activities. The launch of the SO Series image-scanning platform continues to generate interest and orders in the United States and internationally. Reseller relationships have been initiated in Japan, South Korea, South Africa, Mexico and the United Kingdom. Initial systems have been installed and the enthusiasm is very high. It was also very encouraging to see our Solution activities in the Government sector yield new customers. Scan-Optics was selected as the successful bidder in the State of Utah, we were awarded a contract at the State of Missouri and we expanded our presence in the Federal Government with contracts at the State Department and the United States Federal HUD Agency."

                                    - more -


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Second Quarter 2004 Results
Page Two

         "Our Business Process Outsourcing (BPO) activities continue to build momentum with expanding demand and new customers in 2004. These activities cause us to be optimistic about the business potential going forward, assuming the economic recovery continues in this election year. Also of note, Scan-Optics has been the recipient of a couple of new awards and significant recognition. The Hartford Courant has recognized us as one of the 25 best performing public companies and has included us in its Courant 100 list of the top public companies in Connecticut, recognizing the company for outstanding efforts in manufacturing and employee contributions. Our manufacturing operation has completed certification to support medical device manufacturing with our first contract coming from iCAD, to produce their Second Look 400 Series, which is a mammography evaluation system."

         "In addition," said Mr. Mavel, "with the August 6, 2004 closing of a recapitalization transaction with its secured lenders, the Company has achieved, among other things, cancellation of $3.8 million of mandatorily redeemable preferred stock and the extension of the maturity of all of its' secured indebtedness from June 30, 2005 to March 20, 2007. Combined with the restructuring of the Company's secured credit facility announced earlier this year, we believe that the Company now has a capital structure that provides it with sufficient liquidity to operate the business and facilitate the achievement of the Company's longer term objectives."

         Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and display, data capture, data entry, and storage and retrieval. Scan-Optics systems and software are marketed worldwide to commercial and government customers directly and through distributors. Through its Manufacturing Services Division, Scan-Optics also provides contract-manufacturing services to customers, outsourcing the manufacturing of complex, electro-mechanical assemblies. Scan-Optics has sales and service offices located throughout the United States and abroad. Additional information concerning the Company is available at www.scanoptics.com.

         Statements about Scan-Optics' future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, adverse changes in the Company's banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

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Second Quarter 2004 Results


Page Three

SCAN-OPTICS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                           Three Months Ended            Six Months Ended
                                                 June 30                     June 30
(thousands, except share data)             2004           2003         2004            2003
---------------------------------------------------------------------------------------------

Revenues
  Hardware and software             $     2,549   $      4,079   $     5,976    $     8,301
  Professional services                   1,497          1,239         3,007          2,623
  Access services                         2,832          2,789         5,228          5,293
                                    ---------------------------  ----------------------------
    Total revenues                        6,878          8,107        14,211         16,217

Costs of Revenue
  Hardware and software                   1,914          2,310         4,519          4,938
  Professional services                     759            684         1,638          1,452
  Access services                         2,505          2,380         4,837          4,511
                                    ---------------------------  ----------------------------
    Total costs of revenue                5,178          5,374        10,994         10,901

Gross Margin                              1,700          2,733         3,217          5,316

Operating Expenses
  Sales and marketing                       802            919         1,492          1,847
  Research and development                  629            440         1,180            779
  General and administrative              1,665            901         2,498          1,829
  Interest                                  191            283           358            482
                                    ---------------------------  ----------------------------
    Total operating expenses              3,287          2,543         5,528          4,937
                                    ---------------------------  ----------------------------

Operating income (loss)                  (1,587)           190        (2,311)           379

Other income (loss), net                     (2)            44            30             61

Income (loss) before income taxes        (1,589)           234        (2,281)           440

  Income tax expense                         30             20            50             30
                                    ---------------------------  ----------------------------

Net Income                          $    (1,619)  $        214   $    (2,331)   $       410
                                    ===========================  ============================

Basic earnings (loss) per share     $     (0.23)  $       0.03   $     (0.33)   $      0.06
                                    ===========================  ============================

Basic weighted-average shares         7,026,232      7,026,232     7,026,232      7,026,232

Diluted earnings (loss) per share   $     (0.23)  $      0.03    $     (0.33)   $      0.05
                                    ===========================  ============================

Diluted weighted-average shares       7,026,232      7,812,441     7,026,232      7,487,598


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